Exhibit 99.1

Contacts:

Investors	Media

Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(415) 218-7111

BioMarin Completes Acquisition of Amicus Therapeutics

Acquisition Adds Galafold® (migalastat) for Fabry Disease and Pombiliti® (cipaglucosidase alfa-atga) + Opfolda® (miglustat) for Pompe Disease to BioMarin’s Commercial Portfolio

BioMarin Expects to Provide Updated FY 2026 Guidance During its First Quarter Earnings Call, May 4, 2026

SAN RAFAEL, Calif., April 27, 2026 /PRNewswire/ — BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) said today that it completed the previously announced agreement to acquire Amicus Therapeutics for $14.50 per share in an all-cash transaction for a total equity value of approximately $4.8 billion. The acquisition will strengthen BioMarin’s commercial portfolio, adding two new treatments to the company’s existing portfolio of medicines that target lysosomal storage diseases: Galafold® (migalastat), the first oral treatment for Fabry disease, and Pombiliti® (cipaglucosidase alfa-atga) + Opfolda® (miglustat), a two-component therapy for Pompe disease. BioMarin also now has U.S. rights to DMX-200, a potential first-in-class investigational small molecule for the treatment of focal segmental glomerulosclerosis (FSGS), a rare and fatal kidney disease in Phase 3 development.

“The completion of the Amicus acquisition advances BioMarin’s strategy to strengthen and diversify our growth profile while furthering our mission to deliver medicines for people living with rare diseases,” said Alexander Hardy, President and Chief Executive Officer of BioMarin. “BioMarin’s global scale, established commercial infrastructure, and advanced in-house manufacturing capabilities build on Amicus’ legacy and position us to bring Galafold and Pombiliti + Opfolda to more patients around the world.”

About Galafold

Galafold® (migalastat) 123 mg capsules is an oral pharmacological chaperone of alpha-Galactosidase A (alpha-Gal A) for the treatment of Fabry disease in adults who have amenable galactosidase alpha gene (GLA) variants. In these patients, Galafold works by stabilizing the body’s own dysfunctional enzyme so that it can clear the accumulation of disease substrate. Globally, Amicus Therapeutics estimates that approximately 35 to 50 percent of people living with Fabry disease may have amenable GLA variants, though amenability rates within this range vary by geography. Galafold is approved in more than 40 countries around the world, including the U.S., EU, U.K., and Japan.

U.S. INDICATIONS AND USAGE

Galafold is indicated for the treatment of adults with a confirmed diagnosis of Fabry disease and an amenable GLA variant based on in vitro assay data.

This indication is approved under accelerated approval based on reduction in kidney interstitial capillary cell globotriaosylceramide (KIC GL-3) substrate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

U.S. IMPORTANT SAFETY INFORMATION

ADVERSE REACTIONS: The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia.

USE IN SPECIFIC POPULATIONS: There is insufficient clinical data on Galafold use in pregnant women to inform a drug-associated risk for major birth defects and miscarriage. Advise women of the potential risk to a fetus. It is not known if Galafold is present in human milk. Therefore, the developmental and health benefits of breastfeeding should be considered along with the mother’s clinical need for Galafold and any potential adverse effects on the breastfed child from Galafold or from the underlying maternal condition. Galafold is not recommended for use in patients with severe renal impairment or end-stage renal disease requiring dialysis. The safety and effectiveness of Galafold have not been established in pediatric patients. To report Suspected Adverse Reactions, contact Amicus Therapeutics at 1-877-4AMICUS or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf.

About Pombiliti + Opfolda

Pombiliti + Opfolda, is a two-component therapy that consists of cipaglucosidase alfa-atga, a bis-M6P-enriched rhGAA that facilitates high-affinity uptake through the M6P receptor while retaining its capacity for processing into the most active form of the enzyme, and the oral enzyme stabilizer, miglustat, that’s designed to reduce loss of enzyme activity in the blood.

U.S. INDICATIONS AND USAGE

POMBILITI in combination with OPFOLDA is indicated for the treatment of adult patients with late-onset Pompe disease (lysosomal acid alpha-glucosidase (GAA) deficiency) weighing ≥40 kg and who are not improving on their current enzyme replacement therapy (ERT).

SAFETY INFORMATION

HYPERSENSITIVITY REACTIONS INCLUDING ANAPHYLAXIS: Appropriate medical support measures, including cardiopulmonary resuscitation equipment, should be readily available. If a severe hypersensitivity reaction occurs, POMBILITI should be discontinued immediately and appropriate medical treatment should be initiated. INFUSION-ASSOCIATED REACTIONS (IARs): If severe IARs occur, immediately discontinue

POMBILITI and initiate appropriate medical treatment. RISK OF ACUTE CARDIORESPIRATORY FAILURE IN SUSCEPTIBLE PATIENTS: Patients susceptible to fluid volume overload, or those with acute underlying respiratory illness or compromised cardiac or respiratory function, may be at risk of serious exacerbation of their cardiac or respiratory status during POMBILITI infusion. See the full U.S. Prescribing Information for complete Boxed Warning. CONTRAINDICATION: POMBILITI in combination with Opfolda is contraindicated in pregnancy. EMBRYO-FETAL TOXICITY: May cause embryo-fetal harm. Advise females of reproductive potential of the potential risk to a fetus and to use effective contraception during treatment and for at least 60 days after the last dose. Adverse Reactions: Most common adverse reactions ≥ 5% are headache, diarrhea, fatigue, nausea, abdominal pain, and pyrexia. Please see U.S. full PRESCRIBING INFORMATION, including BOXED WARNING, for POMBILITI (cipaglucosidase alfa-atga) and full PRESCRIBING INFORMATION for OPFOLDA (miglustat).

About BioMarin

BioMarin is a leading, global rare disease biotechnology company focused on delivering medicines for people living with genetically defined conditions. Founded in 1997, the San Rafael, California-based company has a proven track record of innovation, with a portfolio of commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin seeks to unleash the full potential of genetic science by pursuing category-defining medicines that have a profound impact on patients. To learn more, please visit www.biomarin.com.

Forward-Looking Statements

This press release contains forward-looking statements about, among other things, the business prospects of Amicus Therapeutics (Amicus) and BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, statements about: the prospective benefits of the acquisition; expectations regarding Amicus’ products, Galafold and Pombiliti + Opfolda; expectations regarding Amicus’ product candidate, DMX-200, and its ongoing development; BioMarin’s capital allocation strategy to leverage its financial strength to diversify its pipeline and add innovative new therapies for patients; BioMarin’s plans for external innovation, including BioMarin’s ability to execute additional transactions in future quarters; statements about BioMarin’s future performance; and other statements that are not historical facts. Actual results could differ materially from those anticipated in these forward-looking statements. Except as required by law, each of BioMarin and Amicus assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. These statements, which represent each of BioMarin’s and Amicus’ current expectations or beliefs concerning various future events that are subject to significant risks and uncertainties, may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including, without limitation, with respect to: the effects of the acquisition on Amicus’ or BioMarin’s stock price and/or Amicus’ or BioMarin’s operating results; unknown or inestimable liabilities; the development, launch and commercialization of products and product candidates; the parties’ ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period and that BioMarin and Amicus will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; obtaining and maintaining adequate coverage and reimbursement for BioMarin’s or Amicus’ products; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients, including with respect to current and planned future clinical trials; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to BioMarin’s or Amicus’ business operations and financial results; the sufficiency of BioMarin’s or Amicus’ cash flows and capital resources; BioMarin’s evaluation of the potential impact of the transaction on its financial results and financial guidance; BioMarin’s or Amicus’ ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the effects of the transaction on relationships with key third parties, including employees, customers, suppliers, other business partners or governmental entities, including the risk that the acquisition adversely affects employee retention; risks that the acquisition disrupts current plans and operations; any legal proceedings related to the acquisition; and other risks and uncertainties affecting BioMarin and Amicus, including those risk factors detailed in BioMarin’s and Amicus’ filings with the Securities and Exchange Commission (SEC), including, without limitation, the risk factors contained under the caption “Risk Factors” in BioMarin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Amicus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such risk factors may be updated by any subsequent reports, as well as the Proxy Statement on Schedule 14A filed by Amicus (as amended and/or supplemented). Stockholders of BioMarin and Amicus are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin and Amicus are under no obligation, and expressly disclaim any obligation, to update (publicly or otherwise) or alter any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

BioMarin® is a registered trademark of BioMarin Pharmaceutical Inc. or its affiliates.

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